Exhibit 1.1
Snowflake Inc.
Class A Common Stock, par value $0.0001

Underwriting Agreement

[_____________], 2020
Goldman Sachs & Co. LLC,
As representative (the “Representative”) of the
several Underwriters named in Schedule I hereto,
c/o Goldman Sachs & Co. LLC
200 West Street,
New York, New York 10282
Ladies and Gentlemen:
Snowflake Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [_____] shares and, at the election of the Underwriters, up to [_____] additional shares of Class A Common Stock, par value $0.0001 (the “Stock”) of the Company. The [_____] shares to be sold by the Company are herein called the “Firm Shares” and the [_____] additional shares to be sold by the Company are herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.
1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i) A registration statement on Form S–1 (File No. 333-[_____]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule

424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);
(iii) For the purposes of this Agreement, the “Applicable Time” is [___:___] p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(iv) (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and (ii) the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information
(v) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that would be required to be filed as an exhibit to the Registration Statement pursuant to Item 601 of Regulation S-K of the Act or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise of stock options or settlement of restricted stock units (including any “net” or “cashless” exercises or settlements), if any, or the award, if any, of stock options, restricted stock units, restricted stock or other awards pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the repurchase of shares of capital stock upon termination of the holder’s employment or service with the Company pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company, (iii) the issuance, if any, of stock upon exercise or conversion of Company securities as described in the Pricing Prospectus and the Prospectus, or (iv) as otherwise set forth or contemplated in the Pricing Prospectus, or any increase in long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(vi) The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, title to which is addressed exclusively in subsection (xxvi)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, to the Company’s knowledge, under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries;
(vii) The Company has been (i) duly organized and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each significant subsidiary, if any (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company (each a “significant subsidiary”) has been duly incorporated or organized and is validly existing as a corporation or other business organization in good standing under the laws of its jurisdiction of incorporation, formation or organization, and each other jurisdiction in which it owns or leases properties or conducts any business, as applicable, to the extent the concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;
(ix) This Agreement has been duly authorized, executed and delivered by the Company. The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights, except rights that have been complied with or waived in writing as of the date of this Agreement;
(x) The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or regulatory body is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
(xi) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Underwriting,” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Class A Common Stock” insofar as they purport to describe the provisions of the laws (other than laws, rules and regulations relating to selling restrictions in various foreign jurisdictions) and documents referred to therein, are accurate, complete and fair in all material respects; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(xiii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;
(xiv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(xv) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;
(xvi) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
(xvii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and (iii) is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law);
(xviii) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;
(xix) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(xx) This Agreement has been duly authorized, executed and delivered by the Company;

(xxi) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person while acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein;
(xxii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(xxiii) (A) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of comprehensive Sanctions (currently, Crimea, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”), (B) the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or a Sanctioned Country, respectively, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, and (C) the Company has implemented and maintains adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (B) of this paragraph; for the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;
(xxiv) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(xxv) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with;
(xxvi) A. Except as disclosed in the Pricing Prospectus and Prospectus, to the Company’s knowledge, the Company and its subsidiaries own or possess or can obtain on reasonable terms, adequate rights to use all: patents (together with any reissues, continuations, continuations-in-part, divisions, renewals, extensions, counterparts and reexaminations thereof), patent applications (including provisional applications), other rights in discoveries and inventions (whether patentable or unpatentable); trademarks, service marks, trade names, logos, Internet domain names and other indicia of origin and all registrations and applications therefor; rights in published and unpublished works of authorship, whether copyrightable or not (including software, website content and related documentation), and copyrights and all registrations and applications therefor; trade secrets, know-how and other confidential or proprietary information, including systems, procedures, methods, technologies, algorithms, designs, data, and any other information meeting the definition of a trade secret under the Uniform Trade Secrets Act or similar laws (“Trade Secrets”) and other technology and intellectual property rights, (collectively, “Intellectual Property”), owned or used by the Company or any of its subsidiaries and material to the operation of or necessary for the conduct of their respective businesses as currently conducted, in each case as described in the Prospectus (the “Company Intellectual Property”).
B.  To the Company’s knowledge, the conduct of the Company’s and its subsidiaries’ respective businesses has not violated, infringed, misappropriated or conflicted with, in each case except as would not reasonably be expected to have a Material Adverse Effect, in any Intellectual Property rights of others. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation of or conflict with any such rights of others, except as described in the Pricing Prospectus and the Prospectus. To the Company’s knowledge, there are no third parties who have ownership rights or rights to use, or have a claim over, any Company Intellectual Property, except for (i) the retained rights of owners of the Company Intellectual Property that is licensed to the Company or its subsidiaries; and (ii) the rights of customers, service providers, and strategic and channel partners to use Company Intellectual Property in the ordinary course, consistent with past practice. Except as disclosed in the Pricing Prospectus and Prospectus, and except where the outcome of which would not reasonably be expected to have a Material Adverse Effect: (a) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights or any of its subsidiaries’ rights in or to any of the Company Intellectual Property; (b) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any of the Company Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or misappropriates any Intellectual Property or other proprietary rights of others; (d) there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries that a third party infringes or misappropriates any of the Company Intellectual Property; and (e) to the Company’s knowledge, no Intellectual Property has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries, or otherwise in violation of the rights of any persons.
C. Except as disclosed in the Pricing Prospectus and Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have taken reasonable steps to secure their respective interests in the Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company or that is otherwise Company Intellectual Property. There are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned or purported to be owned by the Company or any of its subsidiaries that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and are not so described in all material respects. The Company and its subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not so set forth in all material respects. Except as would not be reasonably expected to have a Material Adverse Effect, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development for the Company or any of its subsidiaries of, and no governmental agency or body, university, college, other educational institution or research center has any claim or right in or to, any Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries. Except as would not be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries have taken reasonable steps to maintain the confidentiality of all material Trade Secrets of the Company or any of its subsidiaries.
D. Except as disclosed in the Pricing Prospectus and Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have used software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model, including software distributed under the GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, New BSD License, MIT License, Common Public License and other licenses approved as Open Source licenses under the Open Source Definition of the Open Source Initiative (“Open Source Materials”). The Company operates in compliance with all license terms applicable to such Open Source Materials, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required as a result of such use or distribution: (i) the Company or any of its subsidiaries to permit reverse engineering of any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries, or (ii) any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries, to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributed at no charge , except, in the case of each of the preceding (i) and (ii), such as would not be reasonably expected to have a Material Adverse Effect.
(xxvii) To the Company’s knowledge, the information technology systems, equipment and software used by the Company or any of its subsidiaries in their respective businesses (the “IT Assets”) (i) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company’s and its subsidiaries’ respective businesses as currently conducted, (ii) except as described in the Pricing Prospectus and Prospectus, have not materially malfunctioned or failed since the Company’s inception, except as would not be expected to have a Material Adverse Effect, and, (iii) are free of any viruses, “back doors,” “Trojan horses,” “time bombs, “worms,” “drop dead devices” or other Software or hardware components that are designed to interrupt use of, permit unauthorized access to, or disable, damage or erase, any Software material to the business of the Company or any of its subsidiaries. The Company and its subsidiaries have used reasonable efforts to implement and maintain commercially reasonable backup and disaster recovery technology processes consistent with standard industry practices. To the Company’s knowledge, no person has gained unauthorized access to any IT Asset since the Company’s inception in a manner that has resulted or could reasonably be expected to result in material liability to the Company;
(xxviii) The Company and its subsidiaries (A) have operated and currently operate their respective businesses in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations applicable to the Company’s and its subsidiaries’ receipt, collection, handling, processing, sharing, transfer, usage, disclosure or storage of all user data and all other information that identifies or relates to a distinct individual, including personally identifiable information, financial data, IP addresses, mobile device identifiers and website usage activity (“Personal and Device Data”), (B) have implemented, maintain and are in compliance with policies and procedures designed to ensure the privacy, integrity, security and confidentiality of all Personal and Device Data handled, processed, collected, shared, transferred, used, disclosed and/or stored by the Company or its subsidiaries in connection with the Company’s and its subsidiaries’ operation of their respective businesses, (C) have and are in compliance with policies and procedures designed to ensure privacy and data protection laws are complied with, (D) have required and do require all third parties to which they provide any Personal and Device Data to maintain the privacy and security of such Personal and Device Data, and (E) to the knowledge of the Company, have not experienced any security incident that has compromised the privacy and/or security of any Personal and Device Data, except in the case of each of (A), (B), (C), (D) and (E) where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;
(xxix) Any statistical, industry-related and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects;
(xxx) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the business in which it is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;
(xxxi) The Company and its subsidiaries have no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;
(xxxii) (A) Each Plan (as defined below) sponsored by the Company or any of its subsidiaries has been sponsored, maintained and contributed to in compliance with its terms and the requirements of any applicable laws, statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”), except for noncompliance that would not reasonably be expected to have a Material Adverse Effect; (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan sponsored by the Company or any of its subsidiaries; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (E) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any material liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan (as defined below) or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan; and (F) there is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan sponsored by the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur, except as would not reasonably be expected to have a Material Adverse Effect: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company’s and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of FASB Accounting Standards Codification Topic 715) compared to the amount of such obligations in the Company’s and its subsidiaries’ most recently completed fiscal year. For purposes of this paragraph, (1) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, sponsored, maintained or contributed to (or required to be contributed to) by the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has any liability and (2) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA that is contributed to or required to be contributed to by the Company or any member of its Controlled Group;
(xxxiii) (A) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and (B) the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in the case of clause (A) or clause (B), as would not be reasonably expected to have a Material Adverse Effect;
(xxxiv) The Company and each of its subsidiaries have filed all tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes (whether or not shown as due on any tax return) (except for cases in which the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). No tax deficiency has been determined adversely to the Company or any of its subsidiaries and the Company does not have any knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries, in each case except for cases where a tax deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxxv) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Testing-the-Waters Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);
(xxxvi) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;
(xxxvii) The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act with which the Company is required to comply as of the Applicable Time; and

(xxxviii) There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that is rated by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act.
2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[____], the number of Firm Shares as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company hereto agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
The Company hereby grants to the Underwriters the right to purchase at their election up to [___] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
3. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
4. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [__________], 2020 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representative in each written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof will be delivered at the offices of Goodwin Procter LLP, 601 Marshall Street, Redwood City, California 94063 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5. The Company agrees with each of the Underwriters:
(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery of which the Representative disapproves in writing promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose against the Company or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or subject itself to taxation for doing business in any jurisdiction in which it is not otherwise subject to taxation or to file a general consent to service of process in any jurisdiction (where not otherwise required);
(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representative) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and upon the Representative’s request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representative’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC; provided, however, that the foregoing restrictions shall not apply to (i) Shares to be sold hereunder, (ii) the issuance by the Company of common stock upon the exercise of options or the settlement of restricted stock units outstanding as of the date of this Agreement or issued after the date of this Agreement pursuant to the Company’s equity plans described in the Pricing Prospectus and Prospectus, (iii) the issuance by the Company of shares of common stock or securities convertible into, exchangeable for or that represent that right to receive shares of common stock, in each case pursuant to the Company’s equity plans described in the Pricing Prospectus and Prospectus, (iv) the issuance by the Company of shares of common stock pursuant to the exercise of warrants described in the Pricing Prospectus and Prospectus, (v) the issuance by the Company of shares of Class A common stock upon the conversion of shares of Class B common stock, (vi) the issuance by the Company of shares of Stock or securities convertible into, exchangeable for or that represent the right to receive Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (y) the Company’s joint ventures, commercial relationships and other strategic relationships, (vii) the filing of any registration statement on Form S-8 relating to the securities granted or to be granted pursuant to (A) the Company’s equity plans that are described in the Pricing Prospectus and Prospectus or (B) any assumed employee benefit plan contemplated by clause (vi), or (viii) the issuance by the Company of shares of common stock in private placements to Salesforce Ventures LLC and Berkshire Hathaway Inc. as disclosed in the Pricing Prospectus and Prospectus; provided, that the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (vi) shall not exceed 5% of the total number of shares of common stock of the Company outstanding immediately following the issuance of the Shares contemplated by this Agreement; and provided further, that in the case of clauses (ii), (iii), (iv), and (vi), the Company shall cause each recipient of such securities to execute and deliver to Goldman Sachs & Co. LLC, as Representative, on or prior to the issuance of such securities, a lock-up letter in substantially the form attached as Annex II hereto for the remainder of the Lock-Up Period (as defined therein) and enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of Goldman Sachs & Co. LLC.
(ii) If Goldman Sachs & Co. LLC, in its sole discretion, agrees to release or waive the restrictions in lock-up letters pursuant to Section 8(h) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;
(f) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent that they are available on EDGAR or the provision of which would require disclosure by the Company under Regulation FD;
(g) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representative as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that no reports, documents or other information need to be furnished pursuant to this Section 5(g) to the extent that they are available on EDGAR;
(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
(i) To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);
(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);
(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and
(m) To promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;
(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
(c)  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;
(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representative that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;
(e) Each Underwriter represents and agrees that (i) any Testing-the-Waters Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act and (ii) it will not distribute, or authorize any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior written authorization of the Company.
7. The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses incurred in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, provided, however, that the amount payable by the Company pursuant to subsection (iii) and the reasonable fees and disbursements of counsel to the Underwriters described in subsection (v) shall not exceed $35,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including their own lodging, travel and meal expenses (including meal expenses for potential investors) in connection with any roadshow, the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, and the Underwriters will be responsible for 50% of the cost of any chartered plane, jet, private aircraft, other aircraft or other transportation chartered in connection with any “roadshow” presentation to investors undertaken in connection with the offering of the Shares hereunder.
8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;
(b) Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c) Cooley LLP, counsel for the Company, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative;
(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative;
(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise of stock options or settlement of restricted stock units (including any “net” or “cashless” exercises or settlements), or the award of stock options, restricted stock units or restricted stock or other awards pursuant to the Company’s equity plans described in the Pricing Prospectus and Prospectus, (B) the repurchase of shares of capital stock upon termination of a holder’s employment or service with the

Company pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company, (C) the issuance by the Company of securities convertible into, exchangeable for or that represent that right to receive shares of common stock on the date of the Pricing Prospectus, in each case as described in the Pricing Prospectus and Prospectus, or (D) the issuance, if any, of capital stock upon exercise or conversion of Company securities as described in the Pricing Prospectus and Prospectus) or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representative’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(f) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representative’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(g) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;
(h) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder of the Company listed on Schedule III hereto, substantially in the form set forth in Annex II hereto;
(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
(j) The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Representative may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8; and
(k) The Chief Financial Officer of the Company shall have furnished to the Representative a certificate as to the accuracy of certain financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus, dated such Time of Delivery, in form and substance satisfactory to the Representative.
9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in

Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.
(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [fifth] paragraph under the caption “Underwriting”, and the information contained in the [ninth] paragraph under the caption “Underwriting”.
(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder

(whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.
10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representative may in its discretion arrange for the Representative or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) or (v) of Section 8(f)) any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(h) hereof shall be delivered or sent by mail to such address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
22. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c) As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
If the foregoing is in accordance with the Representative’s understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the Representative’s acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

Very truly yours,

Snowflake Inc.

By:
Name:
Title:

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I
Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Allen & Company LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

Truist Securities, Inc.

BTIG, LLC

Canaccord Genuity LLC

Capital One Securities, Inc.

Cowen and Company, LLC

D.A. Davidson & Co.

JMP Securities LLC

Oppenheimer & Co. Inc.

Piper Sandler & Co.

Stifel, Nicolaus & Company, Incorporated

Academy Securities, Inc.

Loop Capital Markets LLC

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Total

SCHEDULE II
(a)  Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package
[Electronic Roadshow dated [______]]

(b)  Additional documents incorporated by reference
        [None]
(c)  Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package
        The initial public offering price per share for the Shares is $[____].
        The number of Shares purchased by the Underwriters is [_____].
        [Add any other pricing disclosure.]
(d) Written Testing-the-Waters Communications
         [______]

SCHEDULE III

Name of Stockholder

ANNEX I
FORM OF PRESS RELEASE
Snowflake Inc.
[Date]
(“Snowflake Inc.”) announced today that Goldman Sachs & Co. LLC, the lead book-running manager in the recent public sale of           shares of the Company’s Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to          shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on          , 20     , and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II
FORM OF LOCK-UP AGREEMENT
Snowflake Inc.
Lock-Up Agreement
______________, 2020
Goldman Sachs & Co. LLC
c/o Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
        Re: Snowflake Inc. - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that Goldman Sachs & Co. LLC, as representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Snowflake Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of the Class A Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date that is the earlier of (i) 180 days after the date (the “Public Offering Date”) set forth on the final prospectus used to sell the Shares or (ii) the commencement of trading on the second full Trading Day following the Company’s second public release of quarterly or annual financial results following the Public Offering Date (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Class A Common Stock or Class B Common Stock (collectively, “Common Stock”) of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.
If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
If the undersigned is an executive officer or director of the Company, (i) Goldman Sachs & Co. LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
Notwithstanding the foregoing, the undersigned may (a) transfer the undersigned’s shares of Common Stock or Derivative Instruments of the Company:
i.as a bona fide gift or gifts or for bona fide estate planning purposes, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act, reporting such transfer of the undersigned’s shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs);
ii.to any immediate family member (as defined below) of the undersigned or to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust (including such beneficiary’s estate) of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value, and provided further that  no filing under Section 16(a) of the Exchange Act, reporting such transfer of the undersigned’s shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs);
iii.upon death or by will, testamentary document or intestate succession, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value, and provided further that no filing under Section 16(a) of the Exchange Act, reporting such transfer of the undersigned’s shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs);
iv.in connection with a sale of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the Public Offering Date, provided that it shall be a condition to the transfer that no filing under Section 16(a) of the Exchange Act, reporting such transfer of the undersigned’s shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

v.in connection with the sale or transfer of the undersigned’s shares of Common Stock to satisfy any income, employment, or social tax withholding and remittance obligations of the undersigned arising in connection with the vesting or settlement of restricted stock units held by the undersigned and outstanding as of the Public Offering Date, provided that any filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, provided further that any such shares of Common Stock not transferred under the conditions set forth in this paragraph (v) and received upon such vesting or settlement shall be subject to the terms of this Lock-Up Agreement, and provided further that such restricted stock units were issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is disclosed in the Prospectus;
vi.(A) in connection with the receipt by the undersigned from the Company of shares of Common Stock in connection with the exercise of options or the vesting or settlement of restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan that is described in the Prospectus (provided that, for the avoidance of doubt, this subsection (A) contemplates only the receipt of shares by the undersigned and not a transfer) or (B) in connection with the disposition of shares of Common Stock to the Company, or the withholding of shares of Common Stock by the Company, in connection with the exercise of options, including “net” or “cashless” exercises, or the vesting or settlement of restricted stock units or other rights to purchase shares of Common Stock, for the payment of tax withholdings or remittance payments due as a result of the exercise of any such options or vesting or settlement of such restricted stock units or other rights to purchase shares of Common Stock, in all such cases, (aa) pursuant to equity awards granted under a stock incentive plan or other equity award plan that is described in the Prospectus and (bb) any shares of Common Stock received upon such exercise, vesting or settlement, in each case, that are not transferred to cover any such tax obligations shall be subject to the terms of this Lock-Up Agreement, provided (xx) that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the first 90 days after the Public Offering in connection with an option exercise described under this section unless such option would otherwise expire pursuant to its terms within 90 days of the Public Offering, (yy) that any filing under Section 16(a) of the Exchange Act that occurs 90 days after the Public Offering, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and (zz) in the case of (A), the shares of Common Stock received upon the exercise or settlement of the option, restricted stock units or other equity awards are subject to this Lock-Up Agreement;
vii.if the undersigned is a partnership, limited liability company, corporation, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended, and including the subsidiaries of the undersigned) of the undersigned, (B) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (C) as part of a distribution, transfer or disposition by the undersigned to its stockholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or equityholders; provided that the transferee or distributee agrees to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value; and provided further that no filing under Section 16(a) of the Exchange Act, reporting such transfer of the undersigned’s shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

viii.by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided further that any filings under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto that such transfer was by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;
ix.to the Company, in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan disclosed in the Prospectus or pursuant to the agreements pursuant to which such shares were issued as disclosed in the Prospectus or the Registration Statement, in each case, upon termination of the undersigned’s relationship with the Company; provided that any filings under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto that such transfer was to the Company in connection with the repurchase of shares of Common Stock;
x.pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock and approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”); provided that in the event that the Change of Control Transaction is not completed, the undersigned’s shares shall remain subject to the provisions of this Lock-Up Agreement; provided, further that so long as the undersigned’s shares are not transferred, sold or tendered, such shares shall remain subject to this Lock-Up Agreement;
xi.with the prior written consent of the Representative on behalf of the Underwriters;
xii.(A) in connection with the receipt by the undersigned of shares of Class B Common Stock in connection with the conversion of the outstanding preferred stock of the Company into shares of Class B Common Stock or (B) in connection with the receipt by the undersigned of shares of Class A Common Stock in connection with the conversion of shares of Class B Common Stock into shares of Class A Common Stock; provided that any such shares of Common Stock received upon such conversion will continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement; and provided further that, if required, any public report or filing under Section 16 of the Exchange Act will clearly indicate in the footnotes thereto that such conversion was solely to the Company pursuant to the circumstances described in this clause (xii); and
(b) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of securities of the undersigned, if then permitted by the Company, provided that the securities subject to the plan may not be sold during the Lock-Up Period (except to the extent otherwise allowed pursuant to clause (a) above).
For purposes of this Lock-Up Agreement, “immediate family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (a) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

In addition, and notwithstanding the provisions of the second paragraph of this Lock-up Agreement:
(1) if the undersigned is (i) a current employee of the Company with a title below vice president, (ii) a current contractor of the Company, (iii) a former employee of the Company (other than Mr. Robert L. Muglia and his affiliates), or (iv) a former contractor of the Company, each determined by the Company as of the day of the early lock-up release described below (collectively, the “Early Release Employee Group”), then the Lock-Up Period shall expire with respect to a number of shares equal to 25% of the holder’s aggregate number of outstanding vested shares and vested equity awards, including such shares and equity awards that are held by any trust for the direct or indirect benefit of the holder or of an immediate family member of the holder, in each case to the extent received in their capacity as an Early Release Employee Group member, measured as of the date of release, on the 91st day after the Public Offering Date; provided that the Company may, in its discretion, extend the release date as reasonably needed for administrative processing; and
(2) if the undersigned is not a member of the Early Release Employee Group and is not a member of the Company’s Board of Directors, a current employee of the Company, or an affiliate of the Company (within the meaning set forth in Rule 144 as promulgated by the SEC under the Securities Act of 1933, as amended), then the Lock-Up Period shall expire with respect to a number of shares equal to 25% of the holder’s aggregate number of outstanding vested shares and vested equity awards, including such shares and equity awards that are held by any trust for the direct or indirect benefit of the holder or of an immediate family member of the holder, measured as of the date of release, on the date that is two Trading Days after the date that the closing price of the Class A common stock of the Company on the New York Stock Exchange exceeded 133% of the initial public offering price of the Shares to the public as set forth on the cover page of the final prospectus for the Public Offering for at least 10 Trading Days in the 15-day Trading Day period immediately following the 90th day after the Public Offering Date; provided that the Company may, in its discretion, extend the release date as reasonably needed for administrative processing. The Company will publicly announce the date of the early release described in this paragraph following the close of trading on the date that is at least two Trading Days prior to such early release.
For purposes of this Lock-Up Agreement, a “Trading Day” is a day on which the New York Stock Exchange is open for the buying and selling of securities.  Notwithstanding anything else in this paragraph, the Company may elect, by written notice to Goldman Sachs & Co. LLC at least five days before any early release described in paragraphs (1) and (2) above, that no such early release will occur. If the Company so elects that no early release will occur, the Company will publicly announce such decision at least two Trading Days prior to the date scheduled for such early release.
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
It is understood that this Lock-Up Agreement shall immediately be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company notifies the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the SEC to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is then terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) the Public Offering shall not have been completed by December 31, 2020, in the event the Underwriting Agreement has not been executed by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional 90 days.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:
By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)
Name:
(please print full name)

Title:
(please print full title)